Exhibit 99.1

            FBL Financial Group Reports Fourth Quarter 2004 Results

     WEST DES MOINES, Iowa--(BUSINESS WIRE)--Feb. 8, 2005--FBL Financial Group, Inc. (NYSE:FFG):


Financial Highlights
(Dollars in thousands, except per share data)
----------------------------------------------------------------------
                                                   Three Months Ended
                                                       December 31,
                                                     2004      2003
                                                  --------------------
Net income applicable to common stock               $25,392   $17,591
Operating income applicable to common stock          20,997    17,750
Earnings per common share (assuming
 dilution):
     Net income                                        0.87      0.61
     Operating income                                  0.72      0.61
----------------------------------------------------------------------

     FBL Financial Group, Inc. (NYSE:FFG) today announced that diluted net income per common share totaled $0.87 ($25,392,000) for the quarter ended December 31, 2004, compared to $0.61 ($17,591,000) in the year ago quarter. Net income includes the impact of realized gains and losses on investments, which was a gain of $0.15 per share in the fourth quarter of 2004 and a loss of less than $0.01 per share in the fourth quarter of 2003.
     Operating Income (a). Operating income, which excludes the impact of realized gains and losses on investments, totaled $20,997,000 for the quarter ended December 31, 2004, versus $17,750,000 in the fourth quarter of 2003. Diluted operating income per common share totaled a record $0.72 in the fourth quarter of 2004, compared to $0.61 in the fourth quarter of 2003. The 18 percent increase in operating income per share for the fourth quarter of 2004 is primarily attributable to the release of tax accruals that were deemed to no longer be necessary. This non-recurring item totaled $0.09 per share in the fourth quarter of 2004. Additionally, FBL earned $0.14 per share from a coinsurance agreement in the fourth quarter of 2004 compared to $0.08 earned from this agreement in the fourth quarter of 2003.
     (a) In addition to net income, FBL Financial Group has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as a primary economic measure to evaluate its financial performance. Operating income equals net income adjusted to eliminate the impact of realized gains and losses on investments. Because realized gains and losses on investments may fluctuate greatly from quarter to quarter, FBL believes a measure excluding their impact is useful in analyzing core operating trends. FBL believes the combined presentation and evaluation of operating income, together with net income, provides information that may enhance an investor's understanding of FBL's underlying results and profitability. A reconciliation of net income to operating income is provided in the accompanying tables.
     Commenting on FBL's fourth quarter results, Chief Executive Officer Bill Oddy stated, "We are very pleased to report record high operating results this quarter of $0.72 per common share. Sales this quarter were strong in both our Farm Bureau Life and EquiTrust Life distribution channels and we are well positioned for 2005. We expect our Farm Bureau Life sales to continue to grow and our EquiTrust Life independent channel business to further develop and begin to add to earnings during 2005."
     Product Revenues Up. Premiums and product charges for the fourth quarter of 2004 increased four percent to $55,419,000 from $53,146,000 in the fourth quarter of 2003. Interest sensitive and index product charges increased seven percent due primarily to an increase in the volume and aging of business in force, while traditional life insurance premiums increased two percent.
     Premiums collected in the fourth quarter of 2004 increased to $290,545,000 from $267,846,000 in the fourth quarter of 2003. This increase reflects $159,639,000 in premiums collected from FBL's growing EquiTrust Life independent channel. Premiums collected from FBL's Farm Bureau Life channel increased five percent to $119,128,000 and premiums from the variable alliance channel increased to $6,991,000. For the full year 2004, premiums collected from FBL's Farm Bureau Life channel increased three percent to $501,191,000 from $488,542,000 in 2003 and premiums collected from FBL's EquiTrust Life independent channel increased to $472,273,000 from $821,000 in 2003.
     Investment Income. Net investment income in the fourth quarter of 2004 increased eleven percent to $110,346,000 from $99,423,000 in the fourth quarter of 2003. This increase is due to an increase in average invested assets resulting primarily from inflows from FBL's Farm Bureau Life and EquiTrust Life distribution channels. The annualized yield earned on average invested assets, with securities at cost, was 6.18 percent for the year ended December 31, 2004, compared to 6.79 percent for 2003. The 2004 yield reflects a decline in market interest rates and a decrease in fee income from bond calls and mortgage loan prepayments. Investment fee income totaled $598,000 in the fourth quarter of 2004 compared to $1,700,000 in the fourth quarter of 2003.
     Derivative Income. FBL's derivative income totaled $21,917,000 in the fourth quarter of 2004, compared to $9,365,000 in the fourth quarter of 2003. This income primarily reflects an increase in the change in the underlying equity market indices on which call options supporting our index annuity business are based.
     Realized Gains on Investments. In the fourth quarter of 2004, FBL recognized net realized gains on investments of $6,881,000. This compares to net realized losses on investments of $574,000 in the fourth quarter of 2003. Fourth quarter 2004 realized gains include realized gains from sales of investments of $6,982,000, primarily relating to the sale of certain investment real estate, and realized losses from sales of securities of $101,000.
     Benefits and Expenses. Benefits and expenses totaled $164,986,000 in the fourth quarter of 2004, compared to $142,821,000 in the fourth quarter of 2003. This increase is due primarily to an increase in the volume of annuity business in force.
     Income from Equity Investments. Equity income, net of related income taxes, was $423,000 in the fourth quarter of 2004, compared to $2,058,000 in the fourth quarter of 2003. Included in equity income is FBL's share of income and losses from investments in various partnerships and joint ventures, the majority of which are booked a quarter in arrears. Prior to 2004, equity income included FBL's share of American Equity Investment Life Holding Company's earnings, which totaled $1,330,000, net of taxes, in the fourth quarter of 2003. Following American Equity's initial public offering in December 2003, FBL's ownership percentage decreased. As a result, FBL no longer accounts for its investment under the equity method of accounting and this investment in American Equity is now marked to market in accordance with FAS 115.
     Operating Results by Segment. FBL's operating results for the fourth quarter of 2004 reflect an increase in all product segments, with the largest increase in the traditional annuity - independent distribution segment, which had a 52 percent increase in pre-tax operating income to $6,558,000. Further detail by segment is provided in FBL's financial supplement, which is available on FBL's web site, www.fblfinancial.com.
     Assets Total $9.1 Billion. Total assets increased $1.2 billion to $9.1 billion at December 31, 2004, from $7.9 billion at December 31, 2003. At December 31, 2004, 96 percent of the fixed maturity securities in FBL's investment portfolio were investment grade debt securities. Book value per common share, with securities at cost, increased eight percent to $23.96 at December 31, 2004, from $22.11 at December 31, 2003, while book value per common share, with securities at market, increased nine percent to $28.87 at December 31, 2004, from $26.42 at December 31, 2003, reflecting an increase in unrealized appreciation on fixed maturity securities.
     Conference Call. FBL management will hold a conference call with investors to discuss fourth quarter 2004 results. The call will be held tomorrow, February 9, 2005, at 10 a.m. Eastern Time. The call will be webcast over the Internet, and a replay will be available on FBL's web site, www.fblfinancial.com.
     The statements in this release concerning FBL's prospects for the future are forward-looking statements that involve certain risks and uncertainties, including the continued acceptance of FBL's insurance products by customers, the continued success of FBL's marketing efforts, the marketing success of FBL's alliance partners, and fluctuations in mortality experience and investment results. These forward-looking statements are based on assumptions which FBL Financial Group believe to be reasonable. No assurance can be given that the assumptions will prove to be correct, and the difference between assumptions and actual results could be material.
     FBL Financial Group (www.fblfinancial.com) is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of three Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL's three-pronged growth strategy includes (1) growth through its traditional Farm Bureau Life distribution channel, (2) growth in EquiTrust Life through independent and other distribution channels and (3) acquisitions or consolidations.


                       FBL FINANCIAL GROUP, INC.
             CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
             (Dollars in thousands, except per share data)

                                                  Three months ended
                                                       Dec. 31,
                                                   2004        2003
                                               ----------- -----------
REVENUES
 Interest sensitive and index product charges     $23,168     $21,667
 Traditional life insurance premiums               32,056      31,304
 Accident and health premiums                         195         175
 Net investment income                            110,346      99,423
 Derivative income                                 21,917       9,365
 Realized gains (losses) on investments             6,881        (574)
 Other income                                       4,855       4,483
                                               ----------- -----------
   Total revenues                                 199,418     165,843
BENEFITS AND EXPENSES
 Interest sensitive and index product benefits     84,073      70,247
 Traditional life insurance and accident and
  health benefits                                  19,928      17,844
 Increase in traditional life and accident and
  health future policy benefits                     8,031       7,283
 Distributions to participating policyholders       6,057       6,823
 Underwriting, acquisition and insurance
  expenses                                         39,074      34,090
 Interest expense                                   3,228       2,420
 Other expenses                                     4,595       4,114
                                               ----------- -----------
   Total benefits and expenses                    164,986     142,821
                                               ----------- -----------
                                                   34,432      23,022
Income taxes                                       (9,388)     (7,413)
Minority interest in earnings of subsidiaries         (37)        (38)
Equity income, net of related income taxes            423       2,058
                                               ----------- -----------
Net income                                         25,430      17,629
Dividends on Series B preferred stock                 (38)        (38)
                                               ----------- -----------
Net income applicable to common stock             $25,392     $17,591
                                               =========== ===========

Earnings per common share - assuming dilution       $0.87       $0.61
                                               =========== ===========

Weighted average common shares                 28,695,689  28,167,205
Effect of dilutive securities                     526,519     697,270
                                               ----------- -----------
Weighted average common shares - diluted       29,222,208  28,864,475
                                               =========== ===========



                       FBL FINANCIAL GROUP, INC.
             CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
             (Dollars in thousands, except per share data)

                                                     Year ended
                                                       Dec. 31,
                                                   2004        2003
                                               ----------- -----------
REVENUES
 Interest sensitive and index product charges     $89,925     $83,944
 Traditional life insurance premiums              131,865     129,190
 Accident and health premiums                         480         566
 Net investment income                            416,081     395,881
 Derivative income                                 15,607      17,078
 Realized gains (losses) on investments             8,175      (2,008)
 Other income                                      20,469      16,894
                                               ----------- -----------
   Total revenues                                 682,602     641,545
BENEFITS AND EXPENSES
 Interest sensitive and index product benefits    268,083     260,470
 Traditional life insurance and accident and
  health benefits                                  83,329      75,852
 Increase in traditional life and accident and
  health future policy benefits                    34,149      32,745
 Distributions to participating policyholders      24,733      27,443
 Underwriting, acquisition and insurance
  expenses                                        150,046     130,935
 Interest expense                                  11,397       5,052
 Other expenses                                    18,373      15,054
                                               ----------- -----------
   Total benefits and expenses                    590,110     547,551
                                               ----------- -----------
                                                   92,492      93,994
Income taxes                                      (27,709)    (31,417)
Minority interest in earnings of subsidiaries:
 Dividends on company-obligated mandatorily
  redeemable preferred stock of subsidiary
  trust                                                 -      (2,425)
 Other                                               (105)        (16)
Equity income, net of related income taxes          1,398       5,809
                                               ----------- -----------
Net income                                         66,076      65,945
Dividends on Series B and C preferred stock          (150)     (2,297)
                                               ----------- -----------
Net income applicable to common stock             $65,926     $63,648
                                               =========== ===========

Earnings per common share - assuming dilution       $2.26       $2.23
                                               =========== ===========

Weighted average common shares                 28,587,870  27,977,739
Effect of dilutive securities                     553,020     571,143
                                               ----------- -----------
Weighted average common shares - diluted       29,140,890  28,548,882
                                               =========== ===========



                       FBL FINANCIAL GROUP, INC.
     RECONCILIATION OF NET INCOME TO OPERATING INCOME (Unaudited)
             (Dollars in thousands, except per share data)

                                                   Three months ended
                                                        Dec. 31,
                                                    2004       2003
                                                  ---------  ---------

Net income applicable to common stock              $25,392    $17,591
Net realized (gains) losses on investments (1)      (4,395)       159
                                                  ---------  ---------
Operating income applicable to common stock        $20,997    $17,750
                                                  =========  =========

Operating earnings per common share - assuming
 dilution                                            $0.72      $0.61
                                                  =========  =========

                                                      Year ended
                                                        Dec. 31,
                                                    2004       2003
                                                  ---------  ---------

Net income applicable to common stock              $65,926    $63,648
Net realized (gains) losses on investments (1)      (4,732)     1,243
                                                  ---------  ---------
Operating income applicable to common stock        $61,194    $64,891
                                                  =========  =========

Operating earnings per common share - assuming
 dilution                                            $2.10      $2.27
                                                  =========  =========

(1) Net of adjustments for that portion of amortization of deferred policy acquisition costs, deferred sales inducements, value of insurance in force acquired, unearned revenue reserve and income taxes attributable to such gains/losses.



                       FBL FINANCIAL GROUP, INC.
           CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
             (Dollars in thousands, except per share data)

                                             December 31, December 31,
                                                 2004         2003
                                             ------------ ------------
Assets
Investments                                   $7,501,680   $6,341,701
Cash and cash equivalents                         27,957      233,858
Deferred policy acquisition costs                587,391      530,580
Deferred sales inducements                        78,443       39,143
Other assets                                     353,236      340,016
Assets held in separate accounts                 552,029      463,772
                                             ------------ ------------
Total assets                                  $9,100,736   $7,949,070
                                             ============ ============

Liabilities and stockholders' equity
Policy liabilities and accruals               $6,650,973   $5,780,251
Other policyholders' funds                       549,968      521,816
Debt                                             263,183      185,480
Other liabilities                                251,781      249,763
Liabilities related to separate accounts         552,029      463,772
                                             ------------ ------------
Total liabilities                              8,267,934    7,201,082

Minority interest in subsidiaries                    191          161

Stockholders' equity                             832,611      747,827
                                             ------------ ------------
Total liabilities and stockholders' equity    $9,100,736   $7,949,070
                                             ============ ============

Book Value Per Share, securities at market        $28.87       $26.42
                                             ============ ============
Book Value Per Share, securities at cost (2)      $23.96       $22.11
                                             ============ ============

Common Shares Outstanding                     28,734,857   28,190,918
                                             ============ ============

(2) Book value per share with securities at cost, a non-GAAP financial measure, is based on stockholders' equity excluding the effect of accumulated other comprehensive income, which was $141.2 million at December 31, 2004 and $121.6 million at December 31, 2003. Since accumulated other comprehensive income fluctuates from quarter to quarter due to unrealized changes in the fair market value of investments caused principally by changes in market interest rates, FBL believes this non-GAAP financial measure provides useful supplemental information.

     FFG-1


     CONTACT: FBL Financial Group, Inc., West Des Moines
              James W. Noyce, 515-225-5599
              jnoyce@fbfs.com